Exhibit 10.1

SEPARATION AND RELEASE OF CLAIMS AGREEMENT

This Separation and Release of Claims Agreement ("Agreement") dated August 5, 2020 is entered into by and between Net 1 UEPS Technologies, Inc., a Florida corporation ("Company"), and Herman G. Kotzé ("Executive"), effective as of August 5, 2020 (the "Effective Date"), with respect to Executive's separation from the Company.

WHEREAS, Executive is currently employed by the Company as Chief Executive Officer and is a member of the Company's Board of Directors (the "Board");

WHEREAS, the Company and Executive agree that Executive's last day of employment with the Company is expected to be September 30, 2020, subject to the terms of this Agreement; and

WHEREAS, the parties wish to resolve any and all disputes that they may have against each other arising out of or in any way related to Executive's employment with the Company or separation therefrom.

NOW, THEREFORE, it is agreed by and between the undersigned as follows:

1. Separation from Employment; Resignation from Board.

(a) Executive's employment with the Company will end on September 30, 2020, unless earlier terminated by the Company for Cause (as defined herein) or if mutually agreed by Executive and the Company (the "Separation Date"). The Company shall pay Executive his salary earned through September 30, 2020 irrespective of the Separation Date, unless Executive's employment is earlier terminated for Cause, in which case he shall be paid through the Separation Date.  The salary paid to Executive under this Section shall be payable at such times and in such manner consistent with past practice, and such salary shall not be reduced during the period between the Effective Date and September 30, 2020 or the Separation Date, as applicable.  In addition, the Company shall pay Executive all accrued, unused paid time off in accordance with the Company's standard practice.  For purposes of this Agreement, Cause is defined as:  (A) a finding by a court of competent jurisdiction that Executive engaged in an act of fraud, embezzlement, theft or misappropriation of the funds of the Company, or Executive's plea of guilty or nolo contendere or conviction of a felony or any crime involving moral turpitude, fraud, embezzlement, or theft; or (B) Executive's engagement in illegal conduct or misconduct that is materially and demonstrably injurious to the Company.

(b) Except with respect to Finbond, Executive hereby resigns from the Company's Board of Directors and from all officer positions of the Company and all of its subsidiaries and any other companies in which the Company owns an equity interest, effective as of the Separation Date, unless otherwise agreed to in writing between Executive and the Company, with no further action required by either Executive or the Board to make such resignation effective.  Nothing in this Agreement requires Executive to resign from the Board of Directors of Finbond and Executive is not hereby resigning therefrom.

2. Severance Payment.  In consideration of, and conditional upon, Executive signing this Agreement and agreeing to comply with the terms and conditions herein, the Company agrees to pay Executive the following amounts, and provided that Executive has not been terminated for Cause prior to the Separation Date and executes the Supplemental Release attached hereto as Exhibit A within 5 days of the Separation Date:

(a) the Company will (i) pay (or cause another Company Party (as defined below) to pay) to Executive (or to his estate, if applicable), salary continuation from October 1, 2020 through November 30, 2020 based on the Company's regular payroll period(s), less applicable withholdings and deductions; and

(b) the Company will cause (i) the 50,000 outstanding and unvested time-based restricted stock awards granted to Executive on August 23, 2017 and (ii) the 66,800 outstanding and unvested time-based stock awards granted to Executive on February 21, 2020 to become fully vested as of the Separation Date.  All other outstanding equity awards issued by the Company to the Executive, including performance-based restricted stock awards, will be forfeited and of no further force or effect as of the Separation Date.

3. Consulting Agreement.  The Company and Executive agree to enter into the consulting agreement attached hereto as Exhibit B (the "Consulting Agreement").

4. Release by Executive.  Executive hereby releases the Company Parties (as defined below) from all (if any) claims whether contractual, statutory or otherwise and which Executive has or may have against the Company, its subsidiaries, parent companies, predecessors, successors, and affiliates, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the "Company Parties") arising out of or in connection with Executive's employment or its termination, or as a consequence of Executive's position as a director of the Company or its termination and including for the avoidance of doubt all claims (if any) arising out of or in connection with any equity entitlements, but excluding:

(i) any claims in respect of accrued pension rights;

(ii) any claims arising based on the Company's breach or failure to comply with its obligations under this Agreement;

(iii) any rights Executive has under applicable workers compensation laws;

(iv) any claims under any directors and officers liability insurance policy maintained by the Company for the benefit of officers and directors; and

(v) any indemnification rights or protections that are generally applicable to former employees, consultants, directors or officers of the Company under state or other law or the charter, articles of incorporation, or bylaws of the Company.

5. Release by Company.  In consideration for the general release by Executive, the Company, on behalf of the Company Parties, hereby fully, forever, unconditionally and irrevocably releases and discharges Executive and each of Executive's affiliates, spouse, successors, executors, administrators, agents, heirs and assigns (together with Executive, the "Executive Parties") from all claims, demands, causes of action, liabilities, charges, complaints, actions, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, and expenses (including attorneys' fees and costs), of every kind and nature, in law, equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, that any of the Company Parties ever had or now have against any or all of the Executive Parties, however originating or existing, from the beginning of time through the Effective Date, including, but not limited to, any and all claims arising out of or relating to the relationship between Executive and the Company, the services performed by Executive for the Company, Executive's cessation of services to the Company, or otherwise.  Notwithstanding anything in this Agreement to the contrary, the claims released in this Section 5 (the "Company Released Claims") do not include, and nothing contained herein shall operate to release any of Executive's promises and obligations under this Agreement (including the Exhibits hereto) or with respect to any fraud or gross negligence of Executive in the performance of his duties.  The Company hereby covenants, promises and agrees not to, and agrees to cause each of the other Company Parties not to, bring any action or claim, legal, equitable or otherwise, asserting or relating to any Company Released Claims (i) in any court of any jurisdiction or in any agency or other unit of any governmental authority, local, state, national or foreign, (ii) with any arbitral body, forum or arbitration tribunal, or (iii) in any mediation proceeding, against any of the Executive Parties; provided, however, that the foregoing covenant not to sue shall not apply to or prohibit enforcement of the terms of this Agreement.

6. Restrictive Covenants and other Acknowledgements.

6.1 Covenant not to Disclose.

During and after Executive's employment with the Company, Executive will not use, disclose, or reveal to any third party any Confidential Information (defined below) except when acting in good faith within the scope of Executive's duties, with prior written authorization from the Board, or in exercising a legal right to communicate with a government agency.  Nothing in this Section shall be deemed to limit Executive's non-disclosure obligations under any applicable rule, statute, regulation or other Company policy.

As used in this Agreement, the term "Confidential Information" means all information belonging to, or otherwise relating to the business of the Company, which is not generally known, regardless of the manner in which it is stored or conveyed to Executive.  Confidential Information includes the Company's trade secrets, formulae and processes, as well as other proprietary knowledge, information, know-how and non-public intellectual property rights.  Confidential Information also includes the Company's product specifications, ideas, conceptions and compilations of data, whether or not patentable or copyrightable and whether or not conceived, originated, discovered or developed in whole or in part by Executive.  For example, Confidential Information includes, without limitation, information concerning the Company's software and code, encryption, algorithms, business plans, operations, products, financial and business strategies, marketing, sales, inventions, designs, costs, legal strategies, finances, employees, current and prospective customers, licensees or licensors; information received from third parties (such as consultants, co-venturers, etc.) under confidential conditions; and other valuable financial, commercial, business, technical or marketing information concerning the Company or any of the products or services made, developed or sold by the Company.  Confidential Information does not include information that:  (A) was generally known to the relevant public or industry at the time of disclosure; (B) was lawfully received by Executive from a third party; or (C) was known to Executive prior to receipt from the Company; provided that, in each case, such exceptions apply only if such public knowledge or possession by an independent third party was without breach by Executive or any third party of any obligation of confidentiality or non-use, including but not limited to the obligations and restrictions set forth in this Agreement.

Upon termination of Executive's employment with the Company for any reason, Executive will, within three (3) days, return all Company property, including, without limitation, any documents, physical and electronic files, customer lists, notes, records, technical reports, procedures or specifications, market research reports, correspondence, plans, research, notebooks, drawings, employee lists, and Executive shall retain no copies thereof.  Notwithstanding anything herein to the contrary, the terms of this Section are not intended to and shall not be interpreted so as to prohibit Executive from (i) utilizing Company property and Confidential Information for purposes of performing his duties under the Consulting Agreement, following the termination of which, Executive shall return any remaining Company property in his possession, and/or (ii) disclosing Confidential Information as may be required by any demand, order, law, rule or regulation of any court, governmental  agency or regulatory authority; provided, that if any such disclosure is required, Executive will use reasonable best efforts to cooperate with the Company to preserve the confidential nature of the Confidential Information in question.

6.2 Covenant not to Compete, Etc.

Each of the parties to this Agreement agree that the terms and conditions in the Restraint of Trade Agreement dated as of November 7, 2003, by and among Newshelf 713 (Proprietary) Limited ("Newshelf"), Net 1 UEPS Technologies, Inc. and Executive, a copy of which is attached hereto as Exhibit C (the "Restraint of Trade Agreement") shall continue to apply and be in force following the Separation Date through May 31, 2021 (the "ROTA Termination Date"). pursuant to the terms of such agreement; on and after the ROTA Termination Date, the Restraint of Trade Agreement is hereby deemed null and void and of no further force or effect. Notwithstanding the foregoing, the Company agrees that Executive may participate or otherwise be involved, as an investor or otherwise, in an acquisition from the Company of any one or more of the businesses identified on Exhibit D (the "Ceevo Group") or any other business venture involving the Ceevo Group and the operation thereafter, and that to the extent that such participation or involvement would contravene the Restraint of Trade Agreement while in effect, the Company Parties hereby waive compliance therewith. Without limiting the generality of the forgoing,  any waiver granted under this Section 6.2 and/or waiver of the Restraint of Trade Agreement as provided in this Section 6.2 (collectively, the "ROTA Waiver") is hereby also deemed a waiver of Section 6.1  and Section 7 of this Agreement to the extent such sections may apply with respect to the Ceevo Group.  Furthermore, the Company hereby agrees that Executive's ongoing directorship with Finbond does not constitute a breach of the Restraint of Trade Agreement nor of any other provision of this Agreement, the applicability of which to such directorship is hereby waived by the Company.

6.3 Company Policies and Securities Laws

Executive acknowledges that he remains subject to the Company's existing insider trading policy following the Separation Date.  In addition, Executive acknowledges that he must comply with all laws with respect to the securities of the Company following the Separation Date.

6.4 Remedies for Breach.  In the event of Executive's actual or threatened breach of the provisions of this Agreement (including but not limited to a breach of the Restraint of Trade Agreement), the Company, in addition to all other rights, shall be entitled to a temporary and permanent injunction from a court restraining Executive from breaching this Agreement and shall be entitled to terminate all payments under this Agreement without notice upon a finding of breach of Executive by a court of competent jurisdiction.

7. Rights in Developments.

(a) Executive acknowledges and agrees that all Inventions (defined below) which Executive has made, conceives, reduces to practice or developed (in whole or in part, either alone or jointly with others) at any time during Executive's employment with the Company whether prior to or during the term of this Agreement (up to the Separation Date) shall be the sole and exclusive property of the Company.  Unless the Company decides otherwise, the Company shall be the sole owner of all rights in connection therewith.  All patented, patent-pending and copyright-protected Inventions are and at all times shall remain "work made for hire." Executive hereby assigns to the Company any and all of Executive's rights to any Inventions, absolutely and forever, throughout the world and for the full term of each and every such right, including renewal or extension of any such term, provided that this Agreement does not apply to an Invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on Executive's own time, unless (i) the Invention relates directly to the Restricted Business; or (ii) the Invention results from any work performed by Executive for the Company.  The term "Inventions" means any works of authorship, discoveries, formulae, encryption, processes, improvements, inventions, designs, drawings, specifications, notes, graphics, source and other code, trade secrets, technologies, algorithms, computer programs, audio, video or other files or content, ideas, designs, processes, techniques, transaction authentication, payments processing, know-how and data, whether or not patentable or copyrightable, made, conceived, reduced to practice or developed by Executive, either alone or jointly with others, during Executive's employment.

(b) Executive agrees to perform all acts deemed necessary or desirable by the Company to permit and assist the Company, at the Company's expense, in evidencing, perfecting, obtaining, maintaining, defending and enforcing the Company's rights and/or Executive's assignment with respect to such Inventions in any and all countries.  Such acts may include, without limitation, execution of documents and assistance or cooperation in legal proceedings.

(c) Executive agrees to assist the Company in obtaining patents or copyrights on any Inventions assigned to the Company that the Company, in its sole discretion, seeks to patent or copyright.  Executive also agrees to sign all documents, and do all things necessary to obtain such patents or copyrights, to further assign them to the Company and to protect the Company against infringement by other parties.  Executive agrees that while employed by the Company or while providing Services (as defined in the Consulting Agreement), such actions will be without additional compensation, but at no expense to Executive.

(d) All information and records regarding all Inventions, and all copies thereof, shall be the property of the Company as to any Inventions within the meaning of this Agreement.  Such records should be considered proprietary information of the Company and are subject to the provisions of this Agreement.  In addition, Executive agrees to promptly surrender all such records and information, and all copies thereof, at the request of the Company, or within three (3) days after termination of Executive's employment.

8. Indemnification.  Nothing in this Agreement is intended to or should be construed to contradict, modify, diminish or alter any rights of Executive to indemnification under the articles of incorporation or the bylaws of the Company or applicable state law, any rights of Executive under any insurance policy of the Company, or any rights of Executive to enforce the terms of this Agreement. For a period of six (6) years after the Effective Date, the Company shall not amend, repeal or modify any provision in the Company's articles of incorporation or bylaws relating to the exculpation or indemnification of any current or former officer or director (unless required by law) that would be considered adverse to the Executive, it being the intent of the parties that the officers and directors of the Company shall continue to be entitled to such exculpation and indemnification to the fullest extent of the law. The Company shall maintain its existing officers' and directors' liability insurance, or other liability insurance held by the Company that covers events occurring prior to the Effective Date, on terms and in amounts no less favorable to its officers and directors than its existing officers' and director's liability insurance for a period of six (6) years after Effective Date. If the Company or any of its successors or assigns (a) shall consolidate with or merge into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (b) shall transfer all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Company shall assume all of the obligations set forth in this paragraph. The provisions of this Section are intended for the benefit of, and will be enforceable by, Executive and Executive's heirs and representatives, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that Executive may have had by contract or otherwise.

9. Publicity; Non-disparagement.

(a) Neither party will issue, absent prior written consent of the other party, any press release or make any public announcement with respect to this Agreement or the employment or consulting relationship between them, or the ending of such relationship (except as required by applicable securities laws or exchange requirements).

(b) To the extent permitted by law, from and after the Effective Date, Executive shall not, in public or private, make any false, disparaging, derogatory or defamatory statements to any person or entity, including, but not limited to, any media outlet, industry group, financial institution or current or former employee, current or future board member, consultant, client or customer of the Company, regarding the Company or the Company's business affairs, business prospects, or financial condition.  In turn, and to the extent permitted by law, from and after the Effective Date, the Company shall not, and shall cause its senior management team, Board members and other Company Parties not to, in public or private, make any false, disparaging, derogatory or defamatory statements about Executive to any person or entity, including, but not limited to, any media outlet, industry group, financial institution or current or former employee, board member, consultant, client or customer of the Company.  Notwithstanding the foregoing, it shall not be a breach of this provision, or of this Agreement, for any person to provide testimony or make any statement (i) to any court, government agency or law enforcement authority when required to do so by subpoena, court order, law or administrative regulation, (ii) to any securities regulator or stock exchange or market when required to do so by subpoena, court order, law or administrative regulation, if in either of the foregoing cases, he or she reasonably believes such testimony or statement to be truthful, even if disparaging or derogatory; or (iii) as reasonably necessary in any legal action to enforce the terms of this Agreement.

10. General Provisions.

(a) Successors and Assigns.  The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.  Executive shall not be entitled to assign any of his rights or obligations under this Agreement.

(b) Waiver.  Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

(c) Modification; Severability.  In the event any provision of this Agreement is found to be unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law.  If a deemed modification is not satisfactory in the judgment of such court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

(d) Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York.  Each party consents to the jurisdiction and venue of the state or federal courts in the State of New York, as applicable, in any action, suit, or proceeding arising out of or relating to this Agreement.

(e) Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing signed by or on behalf of the party making the same and shall be deemed to have been duly given when delivered in person, or by email with receipt confirmed  addressed to the other party as set forth on the signature pages hereof.  Either party may change the designated person or address to which notices are to be sent by giving written notice to the other party in the manner set forth herein.

(f) Third Party Beneficiaries.  The Executive Parties and the Company Parties are express third party beneficiaries of this Agreement and the rights and remedies conferred hereunder.  Except for the Executive Parties and the Company Parties, nothing in this Agreement is intended to confer benefits, rights or remedies unto any person or entity other than the parties and their permitted successors and assigns.

(g) Counterparts.  This Agreement may be executed in counterparts and by facsimile or electronic mail, and each counterpart and facsimile or electronic transmission shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. For all purposes, a facsimile copy or electronic copy of this Agreement, including the signature pages hereto, shall be deemed an original.

(h) Entire Agreement.  This Agreement (including all exhibits attached to this Agreement, which are incorporated herein by this reference) constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral; provided, however, that this provision is not intended to abrogate any other written agreement between the parties executed with or after this Agreement.  This Agreement may be amended or modified only with the written consent of the Company and Executive.

11. Legal Fees.  Company shall reimburse Executive for his reasonable legal fees up to $20,000 incurred in connection with the negotiation of this Agreement and the ancillary agreements.

[SIGNATURE PAGE FOLLOWS]

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN.  WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW TO BE EFFECTIVE AS OF THE EFFECTIVE DATE.

Net 1 UEPS Technologies, Inc.
Dated: __August 5, 2020__________

By:___/s/ Alex Smith______________

Name: Alexander M.R. Smith

Title: Chief Financial Officer

Notice Address:  alex.smith@net1.com

Net 1 UEPS Technologies, Inc.

President Place, 4th floor

Cnr. Jan Smuts Avenue and Bolton Road

Rosebank, Johannesburg

South Africa

Attention: Alex Smith / Simone Joynt

Dated:_______August 5, 2020__________	_______/s/ Herman G. Kotzé ______ Herman G. Kotzé Notice Address: xxx xxx Attention: Herman Kotzé

EXHIBIT A

SUPPLEMENTAL RELEASE

To be executed following the Separation Date

 As a material inducement to Net 1 UEPS Technologies, Inc. (the "Company"), to provide me with the monetary and non-monetary benefits set forth in the separation agreement and release, entered into by and between me and the Company, dated as of [___, 2020], to which this Supplemental Release is attached as Exhibit A (the "Agreement"), I, Herman G. Kotze , individually and on behalf of myself, my heirs, executors, administrators, successors, and assigns, knowingly and voluntarily hereby release and forever discharge the Company Parties (as defined in the Agreement) from any and all claims, liabilities, demands, causes of action, costs, expenses, attorney fees, damages, indemnities and obligations of every kind and nature, in law, equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, whether arising from or relating to my employment with the Company and the termination of that employment, or any other matter of basis.

 Without limiting the generality of the foregoing, this Supplemental Release includes, but is not limited to, (i) any rights or claims arising under any federal, state, or local constitution, statute, ordinance, or regulation, (ii) any rights or claims under any plan, program, policy, agreement, contract, understanding or promise, express or implied, written or oral, formal or informal, between the Company or any of the Company Parties and myself; (iii) any claim for unpaid compensation, wages, bonus or incentive compensation, profits, commission, equity, securities, benefits, vacation, severance pay, and/or other fringe benefit of the Company or any of the other Company Parties; (iv) any rights or claims under any common law theory, including for alleged tortious, negligent, defamatory and/or fraudulent conduct; and (v) any claim for equitable relief or recover of punitive, compensator, or other damages or monies, including attorney's fees or costs.

Notwithstanding the foregoing, I acknowledge and agree that nothing in this Supplemental Release will serve to waive or impair (i) any claims or rights that, pursuant to law, cannot be legally waived or subject to a release of this kind.

Dated: _____________________________	________________________________ Herman G. Kotzé Notice Address: xxx xxx Attention: Herman Kotzé

EXHIBIT B

CONSULTING AGREEMENT

CONSULTING AGREEMENT

This Consulting Agreement ("Agreement") is entered into by and between Net 1 UEPS Technologies, Inc., a Florida corporation ("Company"), and Herman Kotzé ("Consultant") effective as December 1, 2020 (the "Effective Date").

WHEREAS, the Company wishes to engage Consultant on a consulting basis for a limited period of time.

1. Retention of Services.  Effective December 1, 2020, the Company shall retain Consultant, and Consultant agrees to be retained by the Company on a consulting basis to consult with the Company on such matters as the Company may reasonably request from time to time (the "Services") for a period of six months until May 31, 2021 ("Consulting Period") unless terminated earlier in accordance with Section 1(h) hereof.  Consultant shall report to the Chairman of the Board of Directors or his designee.  For purposes of clarity, Consultant shall act in an advisory role only and shall not be authorized to act on behalf of the Company or otherwise direct the business of the Company without the approval of the Chairman or his designee.  The Consulting Period may only be extended by written mutual agreement of the parties.

(a) Consulting Fees.  During the Consulting Period, Consultant shall receive a consulting fee in the amount of $30,000 per month, plus any applicable value-added tax (VAT), prorated for a partial month ("Consulting Fee").  The Consulting Fee shall be payable monthly in arrears by the Company on the last business day of the month following the month in which the Services were rendered.  Upon the termination of this Agreement, Consultant shall be entitled to receive all unpaid Consulting Fees accrued up to the date of termination.

(b) Independent Contractor Relationship.  During the Consulting Period, Consultant's relationship with the Company will be that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship.  Consultant will not be entitled to any of the benefits that the Company may make available to its employees, including, but not limited to, group health, life insurance, profit-sharing or retirement benefits, paid vacation, holidays or sick leave.  Consultant will be solely responsible for obtaining any business or similar licenses required by any governmental authority for him to perform the Services.  Consultant will be solely responsible for, and will file on a timely basis, all tax returns and payments required to be filed with, or made to, any tax authority with respect to the Services and receipt of compensation under this Agreement.

This Agreement constitutes a contract for the provision of services and not a contract of employment.  As such, the Consultant shall bear exclusive responsibility for the payment of any National Insurance, income tax and any other form of taxation or social security cost ("Taxation") in respect of payments made to him under this Agreement including the payment of Taxation.  Consultant shall indemnify the Company against any liability, loss, damage, cost, claim or expense for the employee portion of any such loss that the Company suffers or incurs as a result of any claims against the Company arising out of the Consultant being found to be an employee of the Company (including, without limitation, any claims against the Company for any Taxation and other contributions required by law to be paid by employees in respect of any Consulting Fees made to the Consultant under this Agreement).

Without prejudice to the indemnity in this Section 1(b), if, for any reason, the Company shall become liable to pay, or shall pay, any Taxation or other payments as referred to in this Section 1(b), the Company shall be entitled to deduct from any amounts payable to the Consultant all amounts so paid or required to be paid by the Company and, to the extent that any amount of taxes paid or required to be paid by the Consultant shall exceed the amounts payable by the Company to the Consultant, the Consultant shall indemnify the Company in respect of such liability and shall, upon demand, forthwith reimburse the Company such excess.

(c) Method of Performing Services.  In accordance with the Company's objectives, Consultant will determine the method, details and means of performing the Services within the parameters established by the Company.  The Company shall have no right to, and shall not, control the manner or determine the method of performing the Services.  Consultant shall provide the Services to the reasonable satisfaction of the Company and in compliance with all applicable laws.

(d) Workplace, Hours and Instrumentalities.  Consultant may perform the Services at any place or location as determined by Consultant.  Consultant shall also determine the days and times for performing the Services; provided, in no event shall Consultant be required to provide Services in excess of 40 hours per month.  Consultant agrees to provide all equipment, supplies and instrumentalities, if any, required to perform the Services.  Consultant shall be reimbursed by the Company for ordinary, necessary and reasonable business expenses, including travel expenses, consistent with the budget approved by the Company and incurred by Consultant in the performance of the Services hereunder; provided such expenses have been (a) documented by Consultant in accordance with the Company's policies and applicable law and (b) all expenses have been specifically approved in advance in writing by an authorized officer of the Company.  In all events, acceptable documentation of expenses must be submitted to the Company no later than sixty (60) days following the date such expenses were incurred, and the Company shall reimburse Consultant within thirty (30) days following receipt of such documented expenses.

(e) Ownership and Return of Company Property.  All materials (including, without limitation, documents, technology, research, reports, drawings, models, apparatus, designs, lists, all other tangible media of expression), equipment, documents, data, and other property furnished to Consultant by the Company or made by Consultant in the performance of the Services under this Agreement (collectively, the "Company Property") are the sole and exclusive property of the Company.  Upon termination of this Agreement and after the Consulting Period, or at any time upon the Company's request, Consultant shall destroy or deliver to the Company, at the Company's option:  (a) all Company Property and (b) all tangible media of expression in Consultant's possession or control which incorporate or contain any Confidential Information (as defined herein).

(f) Observance of Company Rules.  At all times while on the Company's premises, Consultant will observe the Company's rules and regulations with respect to conduct, health and safety and protection of persons and property.

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(g) Non-Exclusivity; No Conflict of Interest.  This Agreement is not exclusive for either party; provided that Consultant shall not perform work or accept an obligation inconsistent or incompatible with Consultant's obligations, or the scope of the Services rendered for Company under this Agreement.

(h) Termination.  Notwithstanding the Consulting Period of this Agreement, this Agreement may be terminated as follows:

i. Termination by Company.  Company may terminate this Agreement at any time, with termination effective ninety (90) days after Company's delivery to Consultant of written notice of termination.  In such case, the Company shall pay to Consultant as a termination payment an amount equal to 100% of the Consulting Fees that would have been paid to Consultant from the termination date through the end of the Consulting Period had this Agreement not been terminated (the "Termination Payment").  Such payment, if any, shall be made within fifteen (15) days of the date this Agreement terminates.

ii. Termination by Consultant.  Consultant may terminate this Agreement at any time, with such termination effective ninety (90) days after Consultant's delivery to Company of written notice of termination.  In such case, no further payments under this Agreement shall be made to Consultant by the Company other than Consulting Fees accrued through the termination date and reimbursement for any expenses incurred by Consultant through the termination date.

iii. Termination for Material Breach.  Either party may terminate this Agreement at any time in the event that the other party is in material breach of any material provision of this Agreement and fails to cure such breach within fifteen (15) days following receipt of written notice from the non-breaching party of such breach, with such termination to be effective immediately upon written notice to the breaching party. In such case, no further payments under this Agreement shall be made to Consultant by the Company other than Consulting Fees accrued through the termination date and reimbursement for any expenses incurred by Consultant through the termination date.

2. Indemnification.  Nothing in this Agreement is intended to or should be construed to contradict, modify, diminish or alter any rights of Consultant to indemnification under the articles of incorporation or the bylaws of the Company or applicable state law, any rights of Consultant under any insurance policy of the Company, or any rights of Consultant to enforce the terms of this Agreement.

3. Publicity; Non-disparagement.

(a) Neither party will issue, absent prior written consent of the other party, any press release or make any public announcement with respect to this Agreement or the consulting relationship between them, or the ending of such relationship (except as required by applicable securities laws or exchange requirements).

(b) To the extent permitted by law, from and after the Effective Date, Consultant shall not, in public or private, make any false, disparaging, derogatory or defamatory statements to any person or entity, including, but not limited to, any media outlet, industry group, financial institution or current or former employee, current or future board member, consultant, client or customer of the Company, regarding the Company or the Company's business affairs, business prospects, or financial condition.  In turn, and to the extent permitted by law, from and after the Effective Date, the Company shall not, and shall cause its senior management team, Board members and other Company Parties not to, in public or private, make any false, disparaging, derogatory or defamatory statements about Consultant to any person or entity, including, but not limited to, any media outlet, industry group, financial institution or current or former employee, board member, consultant, client or customer of the Company.  Notwithstanding the foregoing, it shall not be a breach of this provision, or of this Agreement, for any person to provide testimony or make any statement (i) to any court, government agency or law enforcement authority when required to do so by subpoena, court order, law or administrative regulation, (ii) to any securities regulator or stock exchange or market when required to do so by subpoena, court order, law or administrative regulation, if in either of the foregoing cases, he or she reasonably believes such testimony or statement to be truthful, even if disparaging or derogatory; or (iii) as reasonably necessary in any legal action to enforce the terms of this Agreement.

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4. General Provisions.

a. Successors and Assigns.  The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.  Consultant shall not be entitled to assign any of his rights or obligations under this Agreement.

b. Waiver.  Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

c. Modification; Severability.  In the event any provision of this Agreement is found to be unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law.  If a deemed modification is not satisfactory in the judgment of such court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

d. Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York.  Each party consents to the jurisdiction and venue of the state or federal courts in the State of New York, as applicable, in any action, suit, or proceeding arising out of or relating to this Agreement.

e. Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing signed by or on behalf of the party making the same and shall be deemed to have been duly given when delivered in person, or  by email with receipt confirmed  addressed to the other party as set forth on the signature pages hereof.  Either party may change the designated person or address to which notices are to be sent by giving written notice to the other party in the manner set forth herein.

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f. Counterparts.  This Agreement may be executed in counterparts and by facsimile or electronic mail, and each counterpart and facsimile or electronic transmission shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  For all purposes, a facsimile copy or electronic copy of this Agreement, including the signature pages hereto, shall be deemed an original.

g. Entire Agreement.  This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral; provided, however, that this provision is not intended to abrogate any other written agreement between the parties executed with or after this Agreement or the obligations and restrictive covenants set forth in the Separation and Release of Claims Agreement by and among the Company and the Consultant dated August 5, 2020.  This Agreement may be amended or modified only with the written consent of the Company and Consultant.

[SIGNATURE PAGE FOLLOWS]

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NOW, THEREFORE, is agreed by and between the undersigned as follows:

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN.  WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW TO BE EFFECTIVE AS OF THE EFFECTIVE DATE.

Net 1 UEPS Technologies, Inc.
Dated: __ August 5, 2020______________

__/s/ Alex Smith_______________________

Alexander M.R Smith

Notice Address: alex.smith@net1.com

Net 1 UEPS Technologies, Inc.

President Place, 4th floor

Cnr. Jan Smuts Avenue and Bolton Road

Rosebank, Johannesburg

South Africa

Attention: Alexander Smith/Simone Joynt

Dated: __August 5, 2020__________	___/s/ Herman G. Kotzé__________________ Herman Kotzé Notice Address: xxx xxx

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EXHIBIT C

RESTRAINT OF TRADE AGREEMENT

RESTRAINT OF TRADE AGREEMENT

Between

NEWSHELF 713 (PROPRIETARY) LIMITED

and

NET1 UEPS TECHNOLOGIES, INC.

and

HERMAN KOTZE

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CONTENTS

1.	INTERPRETATION	1
2.	INTRODUCTION	3
3.	SUSPENSIVE CONDITION	4
4.	RESTRAINT	4
5.	REASONABLENESS AND NECESSITY	5
6.	SEVERABILITY	5
7.	COMPANY TO BE CONSULTED	6
8.	REMEDY OPEN TO THE GROUP IN THE EVENT OF BREACH	6
9.	STOCK EXCHANGE	6
10.	NON-SOLICITATION	7
11.	DISPUTES	7
12.	SUCCESSORS-IN-TITLE	8
13.	DOMICILIUM AND NOTICES	8
14.	GENERAL	9
15.	COSTS	10

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1. INTERPRETATION

In this agreement:

1.1 The following expressions shall bear the meanings assigned to them below and cognate expressions shall bear corresponding meanings:

1.1.1 "Acquisition Agreement" means the agreement dated 31 October 2003 whereby the Company will acquire substantially all the assets and liabilities of Net1 Applied Technology Holdings Limited;

1.1.2 "Business" means the business conducted by the Group from time to time, being the business of developing, marketing and distributing payment systems which facilitate commercial transactions in an electronic environment using specialised smart card technologies;

1.1.3 "Closing Date" means the date upon which the Acquisition Agreement becomes unconditional;

1.1.4 "Competitive Activity" means activity conducted in competition with the Business;

1.1.5 "Company" means Newshelf 713 (Proprietary) Limited, Registration Number 2002/031446/07, to be renamed "Net1 Applied Technologies South Africa (Proprietary) Limited";

1.1.6 "Confidential Information" includes, but is not limited to:

1.1.6.1 any information in respect of trade secrets, products, know how, designs, computer software programmes, formulae, blueprints, processes and systems of the Group, including in respect of the Prescribed Goods;

1.1.6.2 any information in respect of business methods, marketing methods, promotional plans, financial models, innovations, long-term plans, customer lists, price lists and any other information of the Group, in whatever form it may be;

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1.1.6.3 all internal control systems of the Group;

1.1.6.4 details of the Group's financial structure and operating results;

1.1.6.5 the contractual and financial arrangements between the Group and others with whom it has business arrangements of whatsoever nature, including Prescribed Customers, Prescribed Suppliers, employees, consultants, contractors, customers and suppliers; and

1.1.6.6 all other matters which relate to the Group which are of a confidential nature;

and which is not in the public domain;

1.1.7 "Executive" means Herman Kotze, Identity Number 691015 5024 08 0;

1.1.8 "Group" means the Company, Holdco and their subsidiaries from time to time;

1.1.9 "Holdco" means Net1 UEPS Technologies, Inc., IRS Employer Number 65-0903895, a company incorporated in Florida in the United States of America;

1.1.10 "Prescribed Customers" means any person who is or was a customer of the Group as at the Termination Date, or with whom the Group conducted business within a period of six months prior to the Termination Date, or any prospective customer of the Group with whom the Group held negotiations for the supply of products within six months prior to the Termination Date;

1.1.11 "Prescribed Goods" means all goods dealt in by the Group as at the Termination Date;

1.1.12 "Prescribed Supplier" means any person who supplied goods or services to the Group within a period of six months prior to the Termination Date;

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1.1.13 "Restraint Period" means a period of 24 months from the Termination Date;

1.1.14 "Signature Date" means the date upon which this Agreement has been signed by all the parties;

1.1.15 "Termination Date" means the date upon which the Executive's employment with the Group is terminated or ceases for any reason whatever;

1.1.16 "Territory" means the Republic of South Africa and those Territories outside of South Africa in which the Company carries on the Business on the Termination Date.

1.2 Clause and paragraph headings are for purposes of reference only and shall not be used in interpretation.

1.3 Unless the context clearly indicates a contrary intention, any word connoting:

1.3.1 any gender includes the other gender;

1.3.2 the singular includes the plural and vice versa;

1.3.3 natural persons shall include artificial persons and vice versa;

1.3.4 insolvency includes provisional or final sequestration, liquidation or judicial management.

1.4 When any number of days is prescribed such number shall exclude the first and include the last day unless the last day falls on a Saturday, Sunday, or public holiday in the Republic of South Africa, in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or public holiday in the Republic of South Africa.

2. **INTRODUCTION**

2.1 The Executive is employed by the Company.

2.2 By virtue of his employment with the Company, the Executive has and will acquire knowledge of the Confidential Information and has developed and

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will develop a significant network of relationships inside and outside the Group.

2.3 If the Executive were to use the Confidential Information to compete with the Group, directly or indirectly, the Group would suffer substantial prejudice.

2.4 In the circumstances, the Group has sought and the Executive is willing to give the undertakings set out in this agreement.

3. SUSPENSIVE CONDITION

3.1 The whole of this agreement is subject to the fulfilment or waiver of all of the suspensive conditions contained in the Acquisition Agreement within the time period stipulated in the Acquisition Agreement.

3.2 Should any of the suspensive conditions contained in the Acquisition Agreement not be fulfilled or waived by the due date for fulfilment thereof, the whole of this agreement shall lapse and be of no force or effect.

4. RESTRAINT

The Executive hereby undertakes to the Group that he will not:

4.1 during the Restraint Period, be interested or engaged in any capacity whatsoever, including, but without prejudice to the generality of the aforegoing, as trustee, proprietor, shareholder, member, manager, director, adviser, consultant, partner, employee, financier or agent in or for any person or entity which is directly or indirectly engaged, interested or concerned in a Competitive Activity in the Territory;

4.2 during the Restraint Period and thereafter, disclose the Confidential Information other than to persons connected with the Business and who are required to know such Confidential Information.

4.3 Without derogating from the obligations imposed in terms of 4.1 and 4.2, the Executive agrees that neither he nor any entity in which he is directly or indirectly interested or by which he is employed will, for the Restraint Period and in the Territory, directly or indirectly, through any entity, and whether for reward or not:

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4.3.1 solicit orders from Prescribed Customers for the Prescribed Goods;

4.3.2 canvass business in respect of the Prescribed Goods from the Prescribed Customers;

4.3.3 sell or otherwise supply any Prescribed Goods to any Prescribed Customer;

4.3.4 purchase any Prescribed Goods from any Prescribed Supplier; or

4.3.5 solicit appointment as a distributor, licensee, agent or representative of any Prescribed Supplier in respect of the Prescribed Goods.

5. **REASONABLENESS AND NECESSITY**

The Executive hereby acknowledges that the restraints thus imposed on him:

5.1 have been agreed to voluntarily by him and are both reasonable and necessary for the protection and maintenance of the goodwill and the proprietary interests of the Group, having regard to the benefits which will accrue to him by virtue of this agreement; and

5.2 go no further than is necessary to protect the interests of the Group and the substantial investment which its shareholders have in the Group and its operations.

6. **SEVERABILITY**

6.1 Each of the above undertakings constitutes a separate and independent undertaking severable from each other, in respect of:

6.1.1 each year of the restraint;

6.1.2 each province and country falling within the area of the restraint; and

6.1.3 each activity falling within the ambit of the Business.

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6.2 If any of the above provisions is for any reason declared invalid or unenforceable, the remaining provisions shall not be invalidated but shall continue to be and remain of full force and effect.

7. COMPANY TO BE CONSULTED

Should the Executive be in any doubt as to the applicability of any of the provisions of this undertaking, and in particular if he is unsure whether any employment which he may be offered or work which he may contemplate engaging in:

7.1 will, or will be likely to, give rise to any breach of the undertakings herein; or

7.2 falls within any of the restrictions as to period, area or field of activity,

he undertakes to consult with the Group in order to establish its interpretation and, to this end, to furnish the Group with all relevant information before committing himself. It is recorded that any steps taken by the Executive pursuant to the provisions of the contents of this clause will be without prejudice of any of his rights and without admission of any liability.

8. REMEDY OPEN TO THE GROUP IN THE EVENT OF BREACH

8.1 The Executive hereby recognises that injury can or may result to the Group and the Business in the event of a breach of the undertakings given by him and that his employment is based in a substantial sense upon the undertakings hereby given.

8.2 The Executive consequently agrees that, if he should breach any of the terms of this undertaking, the Group shall be entitled, in addition to any other remedy available to it in law, to an interdict restraining him from continuing in such breach.

9. STOCK EXCHANGE

No restraints referred to in this agreement shall apply to any direct or indirect shareholding by the Executive in the Group or in any company listed on a recognised Stock Exchange where the aggregate direct and indirect holdings of the Executive, his spouse and descendants does not exceed five percent of any class of

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that listed company's issued share capital and the interests of such persons in that company are solely those of a shareholder.

10. **NON-SOLICITATION**

The Executive undertakes that neither he nor any entity in which he is directly or indirectly interested will, at the instance of the Executive and during the Restraint Period and whether for reward or not, directly or indirectly:

10.1 encourage, entice, incite, persuade or induce any employee of the Group to terminate his employment with the Group; or

10.2 furnish any information or advice to any employee then employed by the Group or to any prospective employer of such employee or use any other means which are directly or indirectly designed, or in the ordinary course of events calculated, to result in any such employee terminating his employment with the Group and/or becoming employed by or directly or indirectly in any way interested in or associated with any other person, or entity.

11. **DISPUTES**

If the Group alleges that the Executive is in breach of any of the undertakings given under this agreement, then:

11.1 For the purposes of this clause, the date on which the breach is alleged to have occurred is referred to as "the dispute date";

11.2 Provided that a court of competent jurisdiction finds in favour of the Group, the period of any undertaking contained in this agreement shall be extended from the date on which it would otherwise have terminated by a period equal to the period between the dispute date and the date of final resolution of that dispute, whether by agreement between the parties or by determination by a court.

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12. **SUCCESSORS-IN-TITLE**

The above restraints shall inure also in favour of the successors-in-title of the Group. The term "successors-in-title" shall mean any person who:

12.1 acquires the goodwill of the Group and/or the Business; or

12.2 has acquired by cession the right to enforce the restraints embodied herein.

13. **DOMICILIUM AND NOTICES**

13.1 Each party chooses as its domicilium citandi et executandi ("Domicilium") for all purposes under this Agreement, whether for serving any court process or documents, giving any notice, or making any other communications of whatsoever nature and for any other purpose arising from this Agreement, ("Notice"), as follows:

The Company	4th Floor, President Place 148 Jan Smuts Avenue Rosebank, Johannesburg Fax No: 27 11 880 7080
Holdco	Suite 325-744 West Hastings Street Vancouver British Columbia Canada
The Executive	4th Floor, President Place 148 Jan Smuts Avenue Rosebank, Johannesburg Fax No: 27 11 880 7080

13.2 A notice given under this Agreement shall be valid and effective only if in writing.

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13.3 Any party may by Notice to the other parties change its Domicilium to another physical address and such change shall take effect on the seventh day after the date of receipt by the party who last receives the Notice.

13.4 Any Notice to a party and:

13.4.1 transmitted by facsimile; or

13.4.2 delivered by hand to a responsible person during ordinary business hours at its Domicilium;

shall be deemed to have been received, in the case of clause 13.4.1, within one hour of the transmission by facsimile (unless the contrary is proved) and, in the case of clause 13.4.2, on the date of delivery.

13.5 Notwithstanding anything to the contrary herein, a written Notice actually received by a party, including a Notice sent by facsimile, shall be an adequate Notice to it notwithstanding that it was not sent to or delivered at its chosen Domicilium, provided that in the case of a Notice sent by facsimile a copy of the Notice is thereafter delivered to the chosen Domicilium.

14. **GENERAL**

14.1 This agreement constitutes the sole record of the agreement between the parties with regard to the subject matter hereof. No party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded herein.

14.2 No addition to, variation of, or agreed cancellation of, this agreement shall be of any force or effect unless in writing and signed by or on behalf of the parties.

14.3 No relaxation or indulgence, which any party may grant to any other, shall constitute a waiver of the rights of that party and shall not preclude that party from exercising any rights which may have arisen in the past or which might arise in future.

14.4 Any provision of this agreement, which contemplates performance or observance subsequent to any termination, or expiration of this agreement

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shall survive any termination or expiration of this agreement and continue in full force and effect.

14.5 Unless expressly provided as being in the sole discretion of a party, where approval, acceptance, consent or similar action by a party is required under this agreement, such action shall not be unreasonably delayed or withheld. An approval or consent given by a party under this agreement shall only be valid if in writing and shall not relieve the other party from responsibility for complying with the requirements of this agreement nor shall it be construed as a waiver of any rights under this agreement except as and to the extent otherwise expressly provided in such approval or consent, or elsewhere in this agreement.

15. **COSTS**

The Company shall bear all the costs of and incidental to the negotiation and preparation of this agreement.

Signed at on 2003.

NEWSHELF 713 (PROPRIETARY) LIMITED
(Who warrants that he is duly authorised to sign this agreement)

Signed at Paris on 2003.

NET 1 UEPS TECHNOLOGIES, INC.
(Who warrants that he is duly authorised to sign this agreement)

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Signed at Rosebank on 7 November 2003.

HERMAN KOTZE

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EXHIBIT D

CEEVO GROUP AND RELATED ENTITIES CHART

Net 1 UEPS Technologies, Inc. Group

Companies highlighted in yellow denote "Cesvo Group" and related entities
Net 1 UEPS Technologies, Inc.
USA
100%
Net1 Holdings LI AG
Liechtenstein
35%
Bank Frick & Co. AG
Liechtenstein
100%
SmartSwitch Netherlands Holdings B.V.
Netherlands
100%
Net1 Applied Technologies South Africa (Pty) Ltd
South Africa
100%
Zazoo Limited
England & Wales
100%
SmartSwitch Botswana (Pty) Ltd
Botswana
100%
NUEP Holdings S.a.r.l.
Luxembourg
100%
Net1 Virtual Credit Card, Inc.
USA
100%
Net 1 USA LLC
USA
100%
PG Purchasing, Inc.
USA
31.3%
Americash Group, Inc.
USA
100%
Net1 Universal Electronic Technological Solutions (Pty) Ltd
South Africa
100%
Prox Software (Pty) Ltd
South Africa
100%
Uzalo Payment Logistics (Pty) Ltd
South Africa
48%
Lizwe Administration Services (Pty) Ltd
South Africa
15%
Cell C (Pty) Ltd
South Africa
50%
SmartSwitch Namibia (Pty) Ltd
Namibia
50%
SmartSwitch Tanzania Limited
Tanzania
100%
Kwande Group (Pty) Ltd
South Africa
87.50%
Cash Paymaster Services (Pty) Ltd
South Africa
60%
Smartswitch Eswatini Investments (Pty) Ltd
Eswatini
100%
Net1 Finance Holdings (Pty) Ltd
South Africa
20%
Walletdoc (Pty) Ltd
100%
Prism Holdings (Pty) Ltd
South Africa
25%
Revix SA Holdco (Pty) Ltd
South Africa
100%
Net1 Mobile Solutions (Pty) Ltd
South Africa
30%
InvoicExchange (Pty) Ltd
South Africa
100%
Kwande Networks (Pty) Ltd
South Africa
100%
The Smart Life Insurance Company Limited
South Africa
100%
Cash Paymaster Services (Kwa-Zulu Natal) (Pty) Ltd
South Africa
100%
Cash Paymaster Services (Northern) (Pty) Ltd
South Africa
100%
Cash Paymaster Services (Northwest) (Pty) Ltd
South Africa
100%
Moneyline Financial Services (Pty) Ltd
South Africa
100%
Manje Mobile Electronic Payment Services (Pty) Ltd
South Africa
30.62%
Finbond Group Limited
South Africa
100%
Prism Payment Technologies (Pty) Ltd
South Africa
100%
RMT Systems (Pty) Ltd
South Africa
100%
Prism Transactive (M) Sedirian Berhad
Malaysia
100%
EasyPay (Pty) Ltd
South Africa
100%
EasyPay Namibia (Pty) Ltd
Namibia
100%
Net 1 Applied Technologies Netherlands B.V.
Netherlands

Refer to page 2 for SmartSwitch Netherlands Holdings B.V. Group